 EXHIBIT 99.1

EXHIBIT 99.1

NEWS RELEASE

Investor Contact:

Ben McCarville, Vice President, Director of Investor Relations

920-491-7059

Media Contact:

Jennifer Kaminski, Vice President, Public Relations Senior Manager

920-491-7576

Associated Announces Annual Meeting Results, Dividends, and Redemption of Depositary Shares Representing Interests in 6.125% Perpetual Preferred Stock, Series C

GREEN BAY, Wis. –– April 27, 2021 –– Associated Banc-Corp (NYSE:ASB) (“Associated”) today announced the results of the actions taken at its 2021 Annual Meeting of Shareholders.

The following directors were re-elected:

-John (Jay) B. Williams, chairman, Associated Banc-Corp, and chairman, Church Mutual Insurance              Company

-Philip B. Flynn, president and chief executive officer, Associated Banc-Corp

-John F. Bergstrom, chairman and chief executive officer, Bergstrom Corp.

-R. Jay Gerken, director of 19 mutual funds associated with Sanford C. Bernstein Fund, Inc.

-Judith P. Greffin, former chief investment officer, Allstate Corporation

-Michael J. Haddad, chair of the board of directors, Schreiber Foods, Inc.

-Robert A. Jeffe, senior operating partner, BlackWatch

-Eileen A. Kamerick, adjunct professor of law and consultant

-Gale E. Klappa, executive chairman, WEC Energy Group

-Cory L. Nettles, founder and managing director, Generation Growth Capital, Inc.

-Karen T. van Lith, CEO of APEL Worldwide, LLC

Shareholders also (1) gave advisory approval to named executive officer compensation, and (2) ratified the selection of KPMG LLP as Associated’s independent accounting firm for 2021.

Dividends

The Associated Board of Directors declared a regular quarterly cash dividend of $0.18 per common share, payable on June 15, 2021, to shareholders of record at the close of business on June 1, 2021.

The Board of Directors also declared a regular quarterly cash dividend of $0.3828125 per depositary share on Associated Banc-Corp’s 6.125% Series C Perpetual Preferred Stock, payable on June 15, 2021 to shareholders of record at the close of business on June 1, 2021.

The Board of Directors also declared a regular quarterly cash dividend of $0.3359375 per depositary share on Associated’s 5.375% Series D Perpetual Preferred Stock, payable on June 15, 2021 to shareholders of record at the close of business on June 1, 2021.

The Board of Directors also declared a regular quarterly cash dividend of $0.3671875 per depositary share on Associated’s 5.875% Series E Perpetual Preferred Stock, payable on June 15, 2021 to shareholders of record at the close of business on June 1, 2021.

The Board of Directors also declared a regular quarterly cash dividend of $0.3515625 per depositary share on Associated’s 5.625% Series F Perpetual Preferred Stock, payable on June 15, 2021 to shareholders of record at the close of business on June 1, 2021.

6.125% Perpetual Preferred Stock, Series C Redemption

In addition, the Board called for redemption on June 15, 2021 (the “Redemption Date”) of all of its outstanding depositary shares (NYSE: ASB PR C) representing a 1/40th interest in a share of Associated’s 6.125% Perpetual Preferred Stock, Series C (the “Depositary Shares”).  As of today, there are 2,600,000 Depositary Shares outstanding. The Depositary Shares will be redeemed at a redemption price of $25 per Depositary Share, plus an amount equal to any declared and unpaid dividends to the Redemption Date.

A notice of redemption and related materials will be transmitted to holders of record of the Depositary Shares on April 27, 2021. The Depositary Shares are held through The Depository Trust Company (“DTC”) and will be redeemed in accordance with the procedures of DTC.  Payment to DTC will be made by Equiniti Trust Company, in accordance with the Deposit Agreement among Associated, Wells Fargo Bank, N.A. (now known as Equiniti Trust Company) and the Holders from Time to Time of the Depositary Receipts Described Therein, dated as of June 8, 2015.  Questions related to the notice of redemption and related materials should be directed to Equiniti Trust Company, as Associated’s redemption agent (the “Redemption Agent”), at 1-800-468-9716. The Redemption Agent’s address is Equiniti Trust Company, Attn: Corporate Actions Department, 1110 Centre Pointe Curve Suite 101, Mendota Heights, MN 55120.

ABOUT ASSOCIATED BANC-CORP

Associated Banc-Corp (NYSE: ASB) has total assets of $35 billion and is one of the top 50, publicly traded, U.S. bank holding companies. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 220 banking locations serving more than 120 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD LOOKING STATEMENTS

Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “will”, “intend”, “outlook”, “target”, or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.